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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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                                                                        Names Under which
                                         State of Incorporation          Subsidiary does
Name of Subsidiary                          or Organization                  Business
- ---------------------------------        ----------------------   ------------------------------
Arrosto Coffee Company, Inc.                   California         Arrosto Coffee Company
Koo Koo Roo Chicken, Inc.                      New Jersey         Koo Koo Roo Chicken, Inc.
Color Me Mine, Inc.                            California         Color Me Mine
Lean Chick, Inc.                               California         Lean Chick, Inc.
Food-eez, Inc.                                 California         Food-eez, Inc.
Koo Koo Roo Licensing Systems, Inc.            California         Koo Koo Roo Licensing Systems, Inc.
Koo Koo Roo Florida 102J, Ltd.                  Florida           Koo Koo Roo California Kitchen
Koo Koo Roo Florida 103J, Ltd.                  Florida           Koo Koo Roo California Kitchen
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